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                                                       Registration No. 33-49743

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                         THE McGRAW-HILL COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

                    NEW YORK                                    13-1026995
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                     Identification No.)

         1221 AVENUE OF AMERICAS
              NEW YORK, N.Y.                                       10020
          (Address of Principal                                  (Zip Code)

           Executive Offices)

                     1993 KEY EMPLOYEE STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                             KENNETH M. VITTOR, ESQ.
                         The McGraw-Hill Companies, Inc.

                           1221 Avenue of the Americas
                            New York, New York 10020

                     (Name and address of agent for service)
               Telephone number, including area code, of agent for
                                    service:
                                 (212) 512-2564
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (c) The Corporation's Current Reports on Form 8-K dated February 19, 1997 and October 29, 1996.

         (d) The Corporation's Rights Agreement dated as of October 25, 1989 between the Corporation and The Chase Manhattan Corporation, contained in the Corporation's Registration Statement on Form 8-A.

         (e) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common

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Stock offered hereby has been sold or which deregisters all the Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable, as Registrant's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the shares of Common Stock of the Corporation to which this Registration Statement relates has been passed upon by Kenneth M. Vittor, Senior Vice President and General Counsel of the Corporation. As of May 1, 1997, Mr. Vittor beneficially owned 10,963 shares of Common Stock, and had options to acquire an additional 25,910 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         The New York Business Corporation Law provides for indemnification of the Corporation's officers and directors, who are also covered by certain liability insurance

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policies maintained by the Corporation. In addition, the Corporation has entered into indemnification agreements with its directors and executive officers. The Corporation's Restated Articles of Incorporation eliminate the liability of the Corporation's directors to the maximum extent permitted by the New York Business Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Index to Exhibits at page 9 hereof.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental

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change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the

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securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on this 16th day of June, 1997.

                                        THE McGRAW-HILL COMPANIES, INC.

                                        By   /s/Robert J. Bahash
                                             ----------------------------------
                                             Robert J. Bahash
                                             (Executive Vice President and
                                             Chief Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                           DATE
---------                         -----                           ----
*Joseph L. Dionne           Principal Executive             June 16, 1997
                            Officer and Director

*Robert J. Bahash           Principal Financial             June 16, 1997
                            Officer

*Thomas J. Kilkenny         Controller                      June 16, 1997

*John T. Hartley            Director                        June 16, 1997



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
SIGNATURE                         TITLE                           DATE
---------                         -----                           ----
*George B. Harvey           Director                        June 16, 1997

*Richard H. Jenrette        Director                        June 16, 1997

*Harold W. McGraw, III      Director                        June 16, 1997

*Lois Dickson Rice          Director                        June 16, 1997

*Paul J. Rizzo              Director                        June 16, 1997

*James H. Ross              Director                        June 16, 1997

*Alva O. Way                Director                        June 16, 1997

*By:     /s/Robert J. Bahash
         -----------------------------
         Robert J. Bahash
         (Attorney-in-Fact)

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                                INDEX TO EXHIBITS

Exhibit Number

         (4) Articles of Incorporation of the registrant, incorporated by reference to registrant's Form 10-K for the year ended December 31,1996.

         (4) By-laws of the registrant, incorporated by reference to registrant's Form 10-K for the year ended December 31, 1996.

         (4) Rights Agreement dated as of October 25, 1989, incorporated by reference to the registrant's Registration Statement on Form 8-A, filed October 26, 1989.

         (5) Opinion of Kenneth M. Vittor, counsel to the Corporation (including consent).

         (23)     Consent of Ernst & Young LLP.

         (23) Consent of Kenneth M. Vittor, counsel to the Corporation (included in Exhibit 5).

         (24) Power of Attorney, (i) incorporated by reference to registrant's Registration Statement on Form S-8, Registration No. 33-49743, filed July 2, 1993 and (ii) of Thomas J. Kilkenny.

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